As filed with the Securities and Exchange Commission on August __, 2020 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Moleculin Biotech, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-4671997 (I.R.S. Employer Identification Number)
5300 Memorial Drive, Suite 950 Houston, Texas (Address of Principal Executive Offices)	77007 (Zip Code)

Moleculin Biotech, Inc. 2015 Stock Plan (as amended)
(Full title of the plans)

Walter V. Klemp, Chief Executive Officer
5300 Memorial Drive, Suite 950
Houston, Texas 77007
(Name and address of agent for service)

Copies to:
Cavas S. Pavri, Esq.
Schiff Hardin LLP
100 N. 18th, Suite 300
Philadelphia, PA 19103
(202) 724-6847
Facsimile: (202) 778-6460

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐	Smaller reporting company	☒
Non-accelerated filer	☒			Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.

☒

Calculation of Registration Fee
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value	6,000,000	$0.97	$5,820,000.00	$755.44

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of Moleculin Biotech, Inc. common stock that may be granted under the Moleculin Biotech, Inc. 2015 Stock Plan, as amended, to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The proposed maximum offering price for these shares has been estimated solely for the purpose of calculating the registration fee based in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, upon the price of $0.97 per share, the average of the high and low prices of the registrant’s common stock of as reported on the Nasdaq Stock Market on August 19, 2020.

INFORMATION REQUIRED PURSUANT
TO GENERAL INSTRUCTION E TO FORM S-8
This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of Moleculin Biotech, Inc. (the "Company") on Form S-8 relating to the same employee benefit plan is effective. This Registration Statement registers an additional 6,000,000 shares of common stock of the Company to be issued pursuant to the Company’s 2015 Stock Plan, as amended (the "Equity Plan"). The contents of the previous Registration Statements on Form S-8 filed by us with the SEC for the Equity Plan on July 21, 2016 (file no. 333-212619) and June 25, 2018 (file no. 333-225867), including any amendments thereto, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                    Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission:

(a)The Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 19, 2020);

(b)The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 (filed on May 11, 2020) and June 30, 2020 (filed on August 12, 2020);

(c)The Company’s Current Reports on Form 8-K filed on February 3, 2020; February 5, 2020; February 6, 2020; February 18, 2020; February 20, 2020; March 10, 2020; March 17, 2020; March 26, 2020; April 2, 2020; April 8, 2020; April 14, 2020; April 17, 2020; April 23, 2020; May 18, 2020; May 27, 2020; May 28, 2020; June 16, 2020; June 17, 2020; and August 4, 2020;

(d)The Company’s Definitive Proxy Statement on Schedule 14A filed on April 7, 2020

(e)The description of our common stock, par value $0.001 per share contained in our Registration Statement on Form 8-A, dated and filed with the SEC on April 28, 2016, and any amendment or report filed with the SEC for the purpose of updating the description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all reports on Form 8-K subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.                    Exhibits.

The following exhibits are filed as a part of or incorporated by reference into this Registration Statement:

Exhibit No.	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation of Moleculin Biotech, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1/A filed March 22, 2016)
4.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Moleculin Biotech, Inc. (incorporated by reference to Exhibit 3.1 of the Form 8-K filed May 24, 2019)
4.3	Amended and Restated Bylaws of Moleculin Biotech, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Form S-1/A filed March 22, 2016)
4.4#	2015 Stock Plan of Moleculin Biotech, Inc., as amended, and forms of award agreements thereunder
5#	Opinion of Schiff Hardin LLP
23.1#	Consent of Grant Thornton, LLP
23.2#	Consent of Schiff Hardin LLP (included in Exhibit 5)
24	Power of Attorney (included in the signature pages of this Registration Statement)

#    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized,, in the city of Houston, Texas, on August 21, 2020.
MOLECULIN BIOTECH, INC.

By:      /s/ Walter V. Klemp
Name:    Walter V. Klemp
Title:    Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Walter V. Klemp and Jonathan P. Foster, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Walter V. Klemp
Walter V. Klemp	Chief Executive Officer, President and Director	August 21, 2020
(Principal Executive Officer)
/s/ Jonathan P. Foster
Jonathan P. Foster	Chief Financial Officer and Executive Vice President	August 21, 2020
(Principal Financial Officer and Principal Accounting Officer)
/s/ Robert George
Robert George	Director	August 21, 2020

/s/ Michael Cannon
Michael Cannon	Director	August 21, 2020

/s/ John Climaco
John Climaco	Director	August 21, 2020